UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 1, 2007

WORKSTREAM INC.

(Exact Name of Registrant as Specified in Charter)

CANADA	001-15503	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

495 MARCH ROAD, SUITE 300, OTTAWA, ONTARIO, CANADA K2K-3G1

(Address of Principal Executive Offices) (Zip Code)

(613) 270 0619

 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2007, Workstream Inc. (the “Company”) entered into a consulting agreement with Michael Mullarkey, the Company’s Chairman and former Chief Executive Officer, pursuant to which Mr. Mullarkey will provide business development and strategic planning services to the Company.

Mr. Mullarkey's consulting agreement has a six month term expiring on September 1, 2007, unless otherwise extended by written agreement between the Company and Mr. Mullarkey. Mr. Mullarkey was paid a retainer of US$190,000 and will be paid US$12,500 per month for the term of the consulting agreement. In addition, the Company granted Mr. Mullarkey 100,000 Restricted Stock Units which will vest in equal monthly installments during the term of the consulting agreement. In the event that the Company completes a sale or other disposition of assets during the term of the consulting agreement, Mr. Mullarkey will receive a payment equal to 2.5% of the cash price paid to the Company in such sale or disposition.

Attached as Exhibit 10.1 is a copy of Mr. Mullarkey’s consulting agreement with the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1 Consulting Agreement dated March 1, 2007 between Michael Mullarkey and Workstream Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKSTREAM INC.

Dated: March 6, 2007	By:	/s/ Steve Lerch
Name: Steve Lerch Title: Chief Financial Officer